UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016 (May 27, 2016)

TYCO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Unit 1202, Building 1000, City Gate

Mahon, Cork, Ireland

(Address of Principal Executive Offices, incl. Zip Code)

353 423-5000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2016 Johnson Controls, Inc. (“Johnson Controls”) and Tyco International plc issued a joint press release announcing the senior executive team that will lead the combined company following the close of their planned merger, which is expected on or around October 1, 2016. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Biographical information for Brian Stief, who will serve as executive vice president and chief financial officer of the combined company, is set forth under the caption “Executive Officers of the Registrant” on page 22 of Johnson Controls’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2015 and is incorporated herein by reference as Exhibit 99.2. Compensation arrangements for Mr. Stief and the rest of the senior executive team (other than Messrs. Molinaroli and Oliver) that will lead the combined company have not yet been determined.

Item 8.01.	Other Events.

The information included in Item 5.02 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Joint Press Release dated May 27, 2016.

99.2	The biographical information for Brian Stief set forth under the caption “Executive Officers of the Registrant” on page 22 of Johnson Controls’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2015 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL PLC
(Registrant)

Date: June 3, 2016	By:	/s/ Judith A. Reinsdorf
	Name:	Judith A. Reinsdorf
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release dated May 27, 2016.

99.2	The biographical information for Brian Stief set forth under the caption “Executive Officers of the Registrant” on page 22 of Johnson Controls’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2015 is incorporated herein by reference.